SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         January 8, 2002 (May 31, 2001)

                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)


New York                33-92990,                            Not Applicable
(State or other         333-13477,                           (IRS Employer
Jurisdiction of         333-22809 and 333-59778              Identification No.)
incorporation)          (Commission File Nos.)

c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York                                                   10017-3206
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (212) 490-9000





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ITEM 5.  OTHER EVENTS.

THE FOLLOWING DESCRIBES RECENT PROPERTY TRANSACTIONS BY THE TIAA REAL ESTATE ACCOUNT (THE "ACCOUNT"). IT SUPPLEMENTS THE "DESCRIPTION OF PROPERTIES" SECTION OF THE PROSPECTUS. NONE OF THE PROPERTIES DESCRIBED BELOW IS SUBJECT TO A MORTGAGE. FURTHER, EXCEPT AS NOTED, THE EXPENSES FOR OPERATING THE PROPERTIES ARE EITHER BORNE OR REIMBURSED BY THE PROPERTY TENANTS, ALTHOUGH THE TERMS VARY UNDER EACH LEASE.

                                    PURCHASES

OFFICE PROPERTIES

TEN AND TWENTY WESTPORT ROAD - WILTON, CT

On December 28, 2001, the Account purchased a two-building office campus, consisting of a two- and a three-story Class A building, in Wilton, Connecticut for approximately $135.5 million. 10 Westport Road, built in 1974 and substantially renovated in 2001, contains 199,220 net rentable square feet, including a 7,628 square foot original mansion now used as a meeting facility. 20 Westport Road, built in 2001, contains 339,620 rentable square feet. The buildings are 100% leased. The three largest tenants are Deloitte & Touche, LLP (136,580 square feet), Louis Dreyfus Corporation (130,122 square feet) and News America, Inc. (93,545 square feet). (Under the terms of its lease, Deloitte & Touche was entitled to a future payment, which payment was made by seller at closing. Provided that the lease has not been terminated as a result of a tenant default, the Account will reimburse seller in 2008. The Account's purchase price took into consideration this future obligation.) Rental rates average $25.34 per square foot, which compares favorably to the current average market rent for comparable properties. The property is in the Central Fairfield County Office submarket, which has approximately 9.2 million square feet with a vacancy rate of 14.5%.

1015 15TH STREET, N.W. - WASHINGTON, D.C.

On November 9, 2001, the Account purchased a twelve-story, Class A office building in Washington, D.C. for approximately $48.7 million. 1015 15th Street, N.W., built in 1978 and substantially renovated in 2000, contains 189,681 net rentable square feet and is 100% leased. The two largest tenants are Agence France Presse (16,511 square feet) and American Society of Civil Engineers (16,503 square feet). Rental rates average $31.25 per square foot, which is below the current average market rent for comparable properties. The property is in the East End office submarket of Washington, D.C., which has approximately
32.7 million square feet with a vacancy rate of 2.6%.

9 HUTTON CENTRE - SANTA ANA, CA

On October 30, 2001, the Account purchased an eight-story office building in Santa Ana, California

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for  approximately  $20.5  million.  9  Hutton  Centre,  built  in 1981 and last renovated in 2001, contains approximately 148,265 rentable square feet and is 91% leased. The two largest tenants are Advanstar Communications, Inc. (46,708 square feet) and Old Republic Title Co. (19,284 square feet). Rental rates average $19.68 per square foot, which is below the current average market rent for comparable properties. The property is in the Airport Area office submarket, which has approximately 43.6 million square feet with a vacancy rate of 8.8%.

NEEDHAM CORPORATE CENTER - NEEDHAM, MA

On July 30, 2001, the Account purchased a three-story, Class A office building in Needham, Massachusetts for approximately $28.2 million. Needham Corporate Center, built in 1987, has approximately 138,684 rentable square feet and is 99% leased. The two largest tenants are Pearson Education (93,346 square feet) and Prudential Insurance Co. (12,189 square feet). Rental rates average $27.68 per square foot, which is below the current average market rent for comparable properties. The property is in the Route 128-West office submarket of Boston, which has approximately 17.6 million square feet with a vacancy rate of 14.78%.

ONE METRO PLACE - DUBLIN, OH

On June 7, 2001, the Account purchased a four-story, Class A office building in Dublin, Ohio for approximately $13.6 million. One Metro Place, built in 1998, is in the Metro Center Business Park, a master planned park outside of Columbus, Ohio. The Account previously bought two other buildings in the Columbus, Ohio market, and its total holdings consist of 259,626 rentable square feet, which are 100% leased. The subject property contains 118,900 rentable square feet. The two largest tenants are AT&T Corporation (62,300 square feet) and Vantas Cleveland, Inc. (17,446 square feet). Rental rates at the property average $13.93 per square foot, which compares favorably to the current average market rent for comparable properties. The property is in the Dublin/Northwest office submarket, which has approximately 14.2 million square feet with a vacancy rate of 14.5%.

BATTERYMARCH PARK II - QUINCY, MA

On May 31, 2001, the Account purchased a five-story, class A office building in Quincy, Massachusetts for approximately $17.8 million. Batterymarch Park II, built in 1986, contains approximately 104,718 rentable square feet and is 100% leased. The two largest tenants are: State Street Bank (36,989 square feet) and Merrill Lynch (14,725 square feet). Rental rates average $25.51 per square foot, which compares favorably with the current average market rent for comparable properties. The property is in the Quincy/Braintree office submarket of Boston, which has approximately 10.3 million square feet with a vacancy rate of 12.8%.



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BISYS FUND SERVICES BUILDING - COLUMBUS, OH

In November 1999, the Account purchased an office building containing 155,964 square feet in Columbus (Easton), Ohio (Phase I). On May 17, 2001, the Account entered into a joint venture with The Georgetown Company, selling Georgetown a 4% interest in Phase I. Georgetown is developing an expansion to Phase I, which will contain approximately 79,200 square feet (Phase II). The Account, in participation with BankOne, is providing a construction loan to Georgetown in an amount not to exceed $13,000,000. Upon completion, the Account will purchase a 96% interest in Phase II, for a total investment of approximately $29,900,000. Phases I and II will be 100% leased to The Bisys Group, Inc. Rental rates for the property will average $14.94, which compares favorably to current market rents at comparable properties. The property is in the Easton submarket, which has approximately 704,000 square feet of rentable office space with a vacancy rate of 14.9%.

INDUSTRIAL PROPERTIES

SOUTH RIVER ROAD INDUSTRIAL - CRANBURY, NJ

On June 25, 2001, the Account purchased two warehouse buildings in Cranbury, New Jersey for approximately $33.7 million. The buildings, developed in 1999, contain a total of 626,071 rentable square feet and are currently 100% leased to four tenants. (Since the purchase, one of the tenants, leasing 17% of the property, filed for bankruptcy protection, and has vacated its space. In addition to pursuing all remedies available to the Account, the vacated space is being actively marketed for re-lease.) The two largest tenants are: Con-Way Transportation Services (233,478 square feet) and Shaw Industries, Inc. (220,144 square feet). Rental rates average $4.57 per square foot, slightly below the average market rent for comparable properties. The property is in the Middlesex, Somerset and Hunterdon industrial market, which has approximately 150 million square feet with a vacancy rate of 6.9%.

CABOT DISTRIBUTION CENTER II (PHASE II) - RANCHO CUCAMONGA, CA

On June 22, 2001, the Account expanded an existing joint venture with Cabot Industrial Trust, originally formed to develop and own one industrial building in Rancho Cucamonga. The Account will be responsible for funding up to $18,225,200 for its 80% share of total estimated development costs to develop the second industrial building. The Account's total holdings will consist of approximately 1.2 million rentable square feet.

RESIDENTIAL PROPERTIES

KENWOOD MEW APARTMENTS - BURBANK, CA

On November 30, 2001, the Account purchased a multi-family garden apartment complex in Burbank, California for approximately $22.7 million. The complex, built in 1991, contains 141 one and two bedroom units in 6 two-story buildings. Its amenities include a gated entrance, clubhouse,


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pool, and exercise facilities, and there are 289 parking spaces. The property is currently 97% leased at an average monthly rent of $1,283. The Account is responsible for the expenses of operating the property. Kenwood Mews property is in the Burbank/Tri-Cities County apartment market, which has a vacancy rate of 2%.

DORAL POINTE APARTMENTS - MIAMI, FL

On November 6, 2001, the Account purchased a multi-family garden apartment complex in Miami, Florida for approximately $45.3 million. The complex, built in 1990, contains 440 one, two and three bedroom units in 23 two- and three-story buildings. Its amenities include a gated entrance, clubhouse, outdoor pool, lighted tennis courts, business center and exercise facilities, and there are 737 parking spaces. The property is currently 97% leased at an average monthly rent of $1,101. The Account is responsible for the expenses of operating the property. Doral Pointe Apartment property is in the Doral/Airport West apartment submarket of Miami, which has a vacancy rate of 2%.

WINDSOR AT QUIET WATERS - DEERFIELD BEACH, FL

On August 24, 2001, the Account purchased a multi-family garden apartment complex in Deerfield Beach, Florida for approximately $19.1 million. The complex, built in 1995, contains 200 one, two and three bedroom units in 20 two- and three-story buildings. Its amenities include gated entrances, clubhouses, outdoor pools, lighted tennis courts, business centers and exercise facilities, and there are 408 parking spaces. The property is currently 96% leased at an average monthly rent of $1,004. The Account is responsible for the expenses of operating the property. The Windsor at Quiet Waters property is in the Broward County apartment market, which has a vacancy rate of 2.8%.

CAROLINA APARTMENTS - MARGATE, FL

On August 24, 2001, the Account purchased a multi-family garden apartment complex in Margate, Florida for approximately $17.3 million. The complex, built in 1993, contains 208 one, two and three bedroom units in 20 two- and three-story buildings. Its amenities include gated entrances, clubhouses, outdoor pools, lighted tennis courts, business centers and exercise facilities, and there are 397 parking spaces. The property is currently 96% leased at an average monthly rent of $914. The Account is responsible for the expenses of operating the property. The Carolina Apartment property is in the Broward County apartment market, which has a vacancy rate of 2.8%.


SOUTH FLORIDA APARTMENT PORTFOLIO - BOCA RATON & PLANTATION, FL

On August 24, 2001, the Account purchased two multi-family garden apartment complexes in Boca Raton and Plantation, Florida for approximately $44.1 million. The complexes, built in 1985 and





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1986,  contain  550 one and two bedroom  units in 55  two-story  buildings.  Its amenities include gated entrances, clubhouses, outdoor pools, lighted tennis courts, business centers and exercise facilities, and there are a total of 963 parking spaces. The properties are currently 95% and 96% leased, respectively, at an average monthly rate of $989 and $925, respectively. The Account is responsible for the expenses of operating the properties. The Windsor at Boca Raton property is located in the Palm Beach County apartment market, which has a vacancy rate of 4.4%, and the Windsor at Lakepointe property is in the Broward County apartment market, which has a vacancy rate of 2.8%.

                                      SALES

The following describes the Account's recent property sales.

BAY COURT AT HARBOUR POINTE - MUKILTEO, WA

On December 21, 2001, the Account sold a 420-unit garden apartment complex in Mukilteo, Washington for approximately $34.8 million. The Account purchased the property in 1998.

SAKS DISTRIBUTION FACILITY - ABERDEEN, MD

On December 21, 2001, the Account sold the Saks Distribution Facility in Aberdeen, Maryland for approximately $27.6 million. The Account purchased the facility in 1997.

RIVER OAKS SHOPPING CENTER - WOODBRIDGE, VA

On November  20,  2001,  the  Account  sold a 90,885  square  foot  neighborhood
shopping   center   anchored  by  Giant  Foods  in   Woodbridge,   Virginia  for
approximately $11.6 million. The Account purchased the center in 1996.

INTERSTATE ACRES - URBANDALE, IOWA

On July 26, 2001, the Account sold four warehouse/distribution buildings for approximately $12.1 million. The Account purchased the buildings in 1997.

                                OTHER INVESTMENTS

The following describes a real estate-related investment recently made by the Account.

On December 31, 2001, (i) the Account committed to invest $25 million to purchase limited partnership interests in MONY/Transwestern Mezzanine Realty Partners, L.P., a newly-formed fund of real estate mezzanine investments sponsored by MONY Realty Partners, Inc. and Transwestern Investment Company, L.L.C., and (ii) the Account funded its portion of the fund's initial capital call
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in the amount of $5,892,857,  leaving a remaining commitment to be funded by the
Account of $19,107,143.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TIAA REAL ESTATE ACCOUNT

                                    By:  TEACHERS INSURANCE AND ANNUITY
                                             ASSOCIATION OF AMERICA


DATE: January 8, 2002               By:      /S/ LISA SNOW
                                             -----------------------------------
                                             Lisa Snow
                                             Vice President and Chief Counsel,
                                             Corporate Law






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